Exhibit 99.1

395 de Maisonneuve Blvd. West
Montreal, QC H3A 1L6

News Release

TICKER SYMBOL	MEDIA RELATIONS	INVESTOR RELATIONS
UFS (NYSE, TSX)	Michel A. Rathier Tel.: 514-848-5103 Email: communications@domtar.com	Pascal Bossé Tel.: 514-848-5938 Email: ir@domtar.com

DOMTAR CORPORATION REPORTS THIRD QUARTER 2008 FINANCIAL RESULTS

Improved earnings and strong cash flow from operations despite lower volumes

•	Net earnings of $0.08 per diluted share, earnings before items(1) of $0.10 per diluted share
•	Free cash flow(1) of $82 million in the third quarter
•	$127 million of cash at quarter end; net debt(1) reduced by $176 million year-to-date
•	No borrowings under the $750 million revolving credit facility
•	Company announced yesterday the closure of No. 1 paper machine at Dryden, ON mill

Montreal, November 5, 2008 – Domtar Corporation (NYSE/TSX: UFS) today reported net earnings of $43 million ($0.08 per diluted share) for the third quarter of 2008 compared to net earnings of $24 million ($0.05 per diluted share) for the second quarter of 2008 and $36 million ($0.07 per diluted share) for the third quarter of 2007. Sales for the third quarter amounted to $1.6 billion. Excluding the items listed below, the Company earned $51 million ($0.10 per diluted share) for the third quarter of 2008 compared to $32 million ($0.06 per diluted share) for the second quarter of 2008 and $44 million ($0.09 per diluted share) for the third quarter of 2007.

Third quarter 2008:

•	Costs of $10 million ($6 million after tax) related to synergies and integration; and

•	Closure and restructuring costs of $3 million ($2 million after tax).

Second quarter 2008:

•	Closure and restructuring costs of $11 million ($7 million after tax);

•	Costs of $9 million ($5 million after tax) related to synergies and integration; and

•	Gain of $6 million ($4 million after tax) related to the sale of trademarks.

Third quarter 2007:

•	Costs of $14 million ($8 million after tax) related to synergies and integration;

•	Gains of $6 million ($4 million after tax) related to financial instruments;

•	Cost of $3 million related to a change in statutory income tax rates; and

•	Closure and restructuring costs of $2 million ($1 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP financial measures in the appendix.

1/12

“I am encouraged by the results, which we achieved despite high input costs, weak fine paper demand and a worsening economic environment. Our earnings increased from last year’s third quarter, our free cash flow is strong, our balance sheet is sound with no upcoming debt maturities and we were recently upgraded by credit agencies in tough credit market conditions,” said Raymond Royer, President and Chief Executive Officer. “Our team is executing well and our prudent approach to managing the business provides us with a measure of stability. I am pleased with the support we get from customers as we position ourselves as an efficient, stable, financially strong supplier of choice,” added Mr. Royer.

SEGMENT REVIEW

PAPERS

Operating income before items(2) was $131 million in the third quarter of 2008 compared to operating income before items(2) of $106 million in the second quarter of 2008. Depreciation and amortization totaled $111 million in the third quarter. When compared to the second quarter, paper and pulp shipments decreased 5.1% and 6.3%, respectively. The shipments-to-production ratio for papers was 97% in the third quarter, compared to 99% in the second quarter. Paper inventories were 24,000 tons higher at the end of September when compared to end of June levels.

The increase in operating income before items(2) in the third quarter was the result of higher average selling prices for paper, lower usage for energy and chemicals, lower costs related to planned maintenance shutdowns, a favorable exchange rate and lower overall costs. These factors were partially mitigated by higher costs related to chemicals, freight, fiber and energy, and lower paper and pulp shipments.

(In millions of dollars)	3Q 2008	2Q 2008
Sales	$1,364	$1,407
Operating income	$118	$92
Operating income before items[2]	$131	$106
Depreciation and amortization	$111	$110

PAPER MERCHANTS

Operating income was $1 million in the third quarter of 2008 compared to operating income of $2 million in the second quarter of 2008. Depreciation and amortization was $1 million in the third quarter. Deliveries increased 5.3% when compared to the second quarter.

[2]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP financial measures in the appendix.

2/12

The decrease in operating income in the third quarter was the result of higher costs stemming from higher paper prices and an increase in allowance for doubtful accounts. These factors were partially mitigated by higher paper deliveries and higher average selling prices.

(In millions of dollars)	3Q 2008	2Q 2008
Sales	$257	$243
Operating income	$1	$2
Depreciation and amortization	$1	$1

WOOD

Operating loss was $11 million in the third quarter of 2008, compared to operating loss of $12 million in the second quarter of 2008. Depreciation and amortization totaled $7 million in the third quarter. When compared to the second quarter, lumber shipments decreased 1.7% and the shipments-to-production ratio was 109% in the third quarter compared to 117% in the second quarter.

The decrease in operating loss in the third quarter was the result of higher average selling prices, lower costs and a favorable exchange rate. These factors were partially mitigated by lower shipments.

(In millions of dollars)	3Q 2008	2Q 2008
Sales	$76	$70
Operating loss	($11)	($12)
Depreciation and amortization	$7	$7

OUTLOOK

For the remainder of the year, we expect paper prices to remain flat and pulp and lumber prices to decrease. Volumes should be down from the third quarter across all businesses due to the weaker economy and typical seasonality of our business. However, we expect a favorable foreign exchange rate, savings from our synergy program and lower energy prices to benefit Domtar’s profitability in the fourth quarter.

On the outlook for 2009, Mr. Royer said, “the depth and duration of the economic slowdown and the impact this may have on office employment and demand for our products are uncertain. Still, Domtar will continue to track its order books and balance supply with its customer demand in uncoated freesheet papers.”

3/12

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its third quarter 2008 financial results. Financial analysts are invited to participate in the call by dialing at least 10 minutes before start time 1 (866) 321-8231 (toll free—North America) or 1 (416) 642-5213 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

About Domtar

Domtar Corporation (NYSE/TSX:UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publication as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque, Husky® Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar owns and operates Domtar Distribution Group, an extensive network of strategically located paper distribution facilities. Domtar also produces lumber and other specialty and industrial wood products. The Company employs nearly 13,000 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the Form 10-K filed with the SEC. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

4/12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Thirteen weeks ended	Thirteen weeks ended	Thirty-nine weeks ended	Thirty-nine weeks ended
	September 28, 2008	September 30, 2007	September 28, 2008	September 30, 2007
	(Unaudited)		(Unaudited)
Selected Segment Information
Sales
Papers	$1,364	$1,411	$4,200	$3,715
Paper Merchants	257	249	762	551
Wood	76	88	209	225

Total for reportable segments	1,697	1,748	5,171	4,491
Intersegment sales—Papers	(64)	(72)	(220)	(162)
Intersegment sales—Paper Merchants	—	—	—	(1)
Intersegment sales—Wood	(8)	(16)	(22)	(34)

Consolidated sales	1,625	1,660	4,929	4,294

Depreciation and amortization
Papers	111	122	331	320
Paper Merchants	1	—	2	1
Wood	7	6	20	17

Consolidated depreciation and amortization	119	128	353	338

Operating income (loss)
Papers	118	133	324	296
Paper Merchants	1	6	6	12
Wood	(11)	(13)	(45)	(37)

Total for reportable segments	108	126	285	271
Corporate	—	(3)	(3)	(8)

Consolidated operating income	108	123	282	263
Interest expense	35	48	111	106

Earnings before income taxes	73	75	171	157
Income tax expense	30	39	68	61

Net earnings	43	36	103	96

Per common share (in dollars)
Net earnings
Basic	0.08	0.07	0.20	0.21
Diluted	0.08	0.07	0.20	0.21
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	515.5	515.4	515.5	459.6
Diluted	515.7	517.8	515.9	461.5

Cash flows provided from operating activities	131	144	271	424
Additions to property, plant and equipment	49	19	114	65

5/12

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Thirteen weeks ended	Thirteen weeks ended	Thirty-nine weeks ended	Thirty-nine weeks ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Sales	$1,625	$1,660	$4,929	$4,294
Operating expenses
Cost of sales, excluding depreciation and amortization	1,293	1,292	3,971	3,438
Depreciation and amortization	119	128	353	338
Selling, general and administrative	102	115	308	248
Closure and restructuring costs	3	2	15	7

	1,517	1,537	4,647	4,031

Operating income	108	123	282	263
Interest expense	35	48	111	106

Earnings before income taxes	73	75	171	157
Income tax expense	30	39	68	61

Net earnings	43	36	103	96

Per common share (in dollars)
Net earnings
Basic	0.08	0.07	0.20	0.21
Diluted	0.08	0.07	0.20	0.21
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	515.5	515.4	515.5	459.6
Diluted	515.7	517.8	515.9	461.5

6/12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	September 28,	December 30,
	2008	2007
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$127	$71
Receivables, less allowances of $10 and $9	582	504
Inventories	985	936
Prepaid expenses	37	14
Income and other taxes receivable	81	69
Deferred income taxes	180	182

Total current assets	1,992	1,776

Property, plant and equipment, at cost	9,586	9,685
Accumulated depreciation	(4,595)	(4,323)

Net property, plant and equipment	4,991	5,362
Goodwill	351	372
Intangible assets, net of amortization	98	111
Other assets	102	105

Total assets	7,534	7,726

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	36	63
Trade and other payables	760	765
Income and other taxes payable	38	28
Long-term debt due within one year	19	17

Total current liabilities	853	873

Long-term debt	2,118	2,213
Deferred income taxes	1,010	1,003
Other liabilities and deferred credits	359	440

Shareholders’ equity
Common stock	5	5
Exchangeable shares	153	293
Additional paid-in capital	2,724	2,573
Retained earnings	150	47
Accumulated other comprehensive income	162	279

Total shareholders’ equity	3,194	3,197

Total liabilities and shareholders’ equity	7,534	7,726

7/12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Thirteen weeks ended	Thirteen weeks ended	Thirty-nine weeks ended	Thirty-nine weeks ended
	September 28, 2008	September 30, 2007	September 28, 2008	September 30, 2007
	(Unaudited)		(Unaudited)
Operating activities
Net earnings	$43	$36	$103	$96
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	119	128	353	338
Deferred income taxes	33	(10)	46	(25)
Net gains on disposals of property, plant and equipment	(2)	—	(3)	—
Stock-based compensation expense	4	3	13	4
Gain on sale of trademark	—	—	(6)	—
Other	4	1	8	2
Changes in assets and liabilities, net of effects of acquisitions
Receivables	(26)	(60)	(84)	(79)
Inventories	(68)	4	(68)	31
Prepaid expenses	(4)	3	(26)	(4)
Trade and other payables	35	28	4	66
Income and other taxes	(2)	27	(1)	43
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(5)	(13)	(52)	(42)
Other assets and other liabilities	—	(3)	(16)	(6)

Cash flows provided from operating activities	131	144	271	424

Investing activities
Additions to property, plant and equipment	(49)	(19)	(114)	(65)
Proceeds from disposals of property, plant and equipment	2	1	24	23
Proceeds from sale of trademark	—	—	6	—
Business acquisition—cash acquired	—	—	—	573
Business acquisition	(12)	—	(12)	—
Other	—	3	—	(1)

Cash flows provided from (used for) investing activities	(59)	(15)	(96)	530

Financing activities
Net change in bank indebtedness	(1)	(6)	(27)	(9)
Repayment of revolving bank credit facility	—	—	(50)	—
Issuance of short-term debt	—	—	—	1,350
Issuance of long-term debt	—	—	—	800
Repayment of short-term debt	—	—	—	(1,350)
Repayment of long-term debt	(4)	(75)	(41)	(156)
Debt issue costs	—	—	—	(24)
Distribution to Weyerhaeuser prior to March 7, 2007	—	—	—	(1,431)
Other	—	—	—	(5)

Cash flows used for financing activities	(5)	(81)	(118)	(825)

Net increase in cash and cash equivalents	67	48	57	129
Translation adjustments related to cash and cash equivalents	(1)	8	(1)	6
Cash and cash equivalents at beginning of period	61	80	71	1

Cash and cash equivalents at end of period	127	136	127	136

Supplemental cash flow information
Net cash payments for:
Interest	26	45	81	88
Income taxes	—	17	46	38

8/12

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2008					2007
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Papers Segment
Sales	($)	1,429	1,407	1,364		4,200	955	1,349	1,411	1,401	5,116
Intersegment sales – Papers	($)	(83)	(73)	(64)		(220)	(24)	(66)	(72)	(73)	(235)
Operating income	($)	114	92	118		324	71	92	133	25	321
Depreciation & amortization	($)	110	110	111		331	72	126	122	124	444
Impairment of PP&E	($)									92	92
Papers
Papers Production	('000 ST)	1,173	1,146	1,115		3,434	826	1,216	1,187	1,182	4,411
Papers Shipments	('000 ST)	1,205	1,137	1,079		3,421	871	1,209	1,261	1,160	4,501
Uncoated freesheet	('000 ST)	1,149	1,096	1,044		3,289	814	1,163	1,194	1,104	4,275
Coated groundwood	('000 ST)	56	41	35		132	57	46	67	56	226
20-lb repro bond, 92 bright (copy)(a) list price	($/ton)	1,007	1,050	1,103		1,053	930	963	990	990	968
50-lb offset, rolls(a) list price	($/ton)	860	907	944		904	810	810	803	847	818
Coated publication No. 5, 40-lb offset, rolls(a) list price	($/ton)	900	975	1,000		958	778	748	782	840	787
Pulp
Pulp Shipments(b)	('000 ADMT)	347	347	325		1,019	249	335	334	411	1,329
Hardwood Kraft Pulp	(%)	44%	43%	41%		43%	21%	46%	48%	45%	42%
Softwood Kraft Pulp	(%)	47%	46%	47%		47%	61%	41%	40%	46%	46%
Fluff Pulp	(%)	9%	11%	12%		11%	18%	13%	12%	9%	12%
Pulp NBSK—U.S. market(a) list price	($/ADMT)	880	880	882		881	790	810	837	858	824
Pulp NBHK – Japan market(a)(c) list price	($/ADMT)	715	755	785		752	640	640	658	683	655
Paper Merchants Segment
Sales	($)	262	243	257		762	76	226	249	262	813
Intersegment sales – Paper Merchants	($)							(1)			(1)
Operating income	($)	3	2	1		6	4	2	6	1	13
Depreciation & amortization	($)		1	1		2	1			1	2
Wood Segment
Sales	($)	63	70	76		209	47	90	88	79	304
Intersegment sales – Wood	($)	(6)	(8)	(8)		(22)	(3)	(15)	(16)	(16)	(50)
Operating loss	($)	(22)	(12)	(11)		(45)	(4)	(20)	(13)	(26)	(63)
Depreciation & amortization	($)	6	7	7		20	5	6	6	8	25
Impairment of goodwill	($)									4	4
Lumber Production	(Millions FBM)	168	155	163		486	68	152	164	158	542
Lumber Shipments	(Millions FBM)	160	181	178		519	88	227	197	172	684
Lumber G.L. 2x4x8 studs(a) prices	($/MFBM)	277	306	290		291	317	335	336	294	321
Lumber G.L. 2x4 R/L, no. 1 & no. 2(a) prices	($/MFBM)	291	309	346		315	332	332	343	308	329
Average Exchange Rates	CAN	1.004	1.010	1.042		1.018	1.172	1.098	1.044	0.981	1.074
	US	0.996	0.990	0.960		0.982	0.854	0.911	0.958	1.019	0.931

(a)	Source: Pulp & Paper Week and Random Lengths.
(b)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp shipments represents the amount of pulp produced in excess of our internal requirement.
(c)	Based on Pulp & Paper Week’s Southern Bleached Hardwood Kraft pulp prices for Japan, increased by an average differential of $15/ADMT between Northern and Southern Bleached Hardwood Kraft pulp prices.

9/12

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings Before Items,” “EBITDA,” “EBITDA Before Items,” “Free Cash Flow,” “Net Debt” and “Net Debt-to-Total Capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and the overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates “Earnings Before Items” and “EBITDA Before Items” by excluding the after-tax (pre-tax) effect of items considered by management as not typifying the Net earnings (loss) reported under U.S. GAAP. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings (loss) provides for a more complete analysis of the results of operations. Net earnings (loss) is the most directly comparable GAAP measure.

		2008					2007
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings Before Items” to Net Earnings (Loss)
Net earnings (loss)	($)	36	24	43		103	49	11	36	(26)	70
(-) Reversal of a provision for unfavorable contract	($)	(17)				(17)
(+) Costs related to synergies, integration and optimization	($)	5	5	6		16	4	4	8	14	30
(+) Closure and restructuring costs	($)	1	7	2		10	2	1	1	5	9
(-) Gain related to the sale of trademarks	($)		(4)			(4)
(+) Impairment of goodwill and property, plant and equipment	($)									66	66
(-) Gains for lawsuit and insurance claim settlements	($)									(35)	(35)
(+) Expenses related to the debt restructuring	($)									17	17
(-) Gain related to change in statutory income tax rate	($)						(6)	(1)	3	(11)	(15)
(-) Gains related to financial instruments	($)							(6)	(4)	(1)	(11)
(=) Earnings Before Items	($)	25	32	51		108	49	9	44	29	131

Reconciliation of “EBITDA” and “EBITDA Before Items” to Net Earnings (Loss)
Net earnings (loss)	($)	36	24	43		103	49	11	36	(26)	70
(+) Income tax expense (benefit)	($)	19	19	30		68	11	11	39	(32)	29
(+) Interest expense	($)	39	37	35		111	11	47	48	65	171
(=) Operating income	($)	94	80	108		282	71	69	123	7	270
(+) Depreciation and amortization	($)	116	118	119		353	78	132	128	133	471
(+) Impairment of goodwill and property, plant and equipment	($)									96	96
(=) EBITDA	($)	210	198	227		635	149	201	251	236	837
(-) Reversal of a provision for unfavorable contract	($)	(23)				(23)
(+) Costs related to synergies, integration and optimization	($)	8	9	10		27	7	6	14	21	48
(+) Closure and restructuring costs	($)	1	11	3		15	3	2	2	7	14
(-) Gain related to the sale of trademarks	($)		(6)			(6)
(-) Gains for lawsuit and insurance claim settlements	($)									(51)	(51)
(-) Gains related to financial instruments	($)							(10)	(6)	(2)	(18)
(=) EBITDA Before Items	($)	196	212	240		648	159	199	261	211	830

Reconciliation of “Free Cash Flow” to Cash Flow from Operating Activities
Cash flow provided from operating activities	($)	27	113	131		271	91	189	144	182	606
(-) Additions to property, plant and equipment	($)	(29)	(36)	(49)		(114)	(14)	(32)	(19)	(51)	(116)
(=) Free Cash Flow	($)	(2)	77	82		157	77	157	125	131	490

“Net Debt-to-Total Capitalization” Computation
Bank indebtedness	($)	86	38	36			89	74	75	63
(+) Current portion of long-term debt	($)	17	19	19			21	19	19	17
(+) Long-term debt	($)	2,155	2,122	2,118			2,577	2,425	2,356	2,213
(-) Cash and cash equivalents	($)	(57)	(61)	(127)			(110)	(80)	(136)	(71)
(=) Net debt	($)	2,201	2,118	2,046			2,577	2,438	2,314	2,222
(+) Shareholders’ equity	($)	3,172	3,217	3,194			2,941	3,094	3,212	3,197
(=) Total capitalization	($)	5,373	5,335	5,240			5,518	5,532	5,526	5,419
Net debt	($)	2,201	2,118	2,046			2,577	2,438	2,314	2,222
(/) Total capitalization	($)	5,373	5,335	5,240			5,518	5,532	5,526	5,419
(=) Net Debt-to-Total Capitalization	(%)	41%	40%	39%			47%	44%	42%	41%

“Earnings Before Items,” “EBITDA,” “EBITDA Before Items,” “Free Cash Flow” and “Net Debt-to-Total Capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss), Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

10/12

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures—By Segment 2008

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified as “Operating Income Before Items” and “EBITDA Before Items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating Income Before Items” by excluding the pre-tax effect of items considered by management as not typifying the segment Operating income (loss) reported under U.S. GAAP. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings (loss) provides for a more complete analysis of the results of operations. Operating Income (loss) by segment is the most directly comparable GAAP measure.

			Papers					Paper Merchants					Wood					Corporate
			Q1’08	Q2’08	Q3’08	Q4’08	YTD	Q1’08	Q2’08	Q3’08	Q4’08	YTD	Q1’08	Q2’08	Q3’08	Q4’08	YTD	Q1’08	Q2’08	Q3’08	Q4’08	YTD
Reconciliation of Operating Income to “Operating Income Before Items”
Operating Income (loss)	($	)	114	92	118		324	3	2	1		6	(22)	(12)	(11)		(45)	(1)	(2)			(3)
(-) Reversal of a provision for unfavorable contract	($	)	(23)				(23)
(+) Costs related to synergies, integration and optimization	($	)	8	9	10		27
(+) Closure and restructuring costs	($	)	1	11	3		15
(-) Gain related to the sale of trademarks	($	)		(6)			(6)
(=) Operating Income Before Items	($	)	100	106	131		337	3	2	1		6	(22)	(12)	(11)		(45)	(1)	(2)			(3)

Reconciliation of "Operating Income Before Items" to “EBITDA Before Items”
Operating Income Before Items	($	)	100	106	131		337	3	2	1		6	(22)	(12)	(11)		(45)	(1)	(2)			(3)
(+) Depreciation and amortization	($	)	110	110	111		331		1	1		2	6	7	7		20
(=) EBITDA Before Items	($	)	210	216	242		668	3	3	2		8	(16)	(5)	(4)		(25)	(1)	(2)			(3)

“Operating Income Before Items” and “EBITDA Before Items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss), or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

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Domtar Corporation

Reconciliation of Non-GAAP Financial Measures—By Segment 2007

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified as “Operating Income Before Items” and “EBITDA Before Items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating Income Before Items” by excluding the pre-tax effect of items considered by management as not typifying the segment Operating income (loss) reported under U.S. GAAP. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings (loss) provides for a more complete analysis of the results of operations. Operating Income (loss) by segment is the most directly comparable GAAP measure.

			Papers					Paper Merchants					Wood					Corporate
			Q1’07	Q2’07	Q3’07	Q4’07	YTD	Q1’07	Q2’07	Q3’07	Q4’07	YTD	Q1’07	Q2’07	Q3’07	Q4’07	YTD	Q1’07	Q2’07	Q3’07	Q4’07	YTD
Reconciliation of Operating Income to “Operating Income Before Items”
Operating Income (loss)	($	)	71	92	133	25	321	4	2	6	1	13	(4)	(20)	(13)	(26)	(63)		(5)	(3)	7	(1)
(+) Costs related to synergies, integration and optimization	($	)	7	6	14	21	48
(-) Gains for lawsuit and insurance claim settlements	($	)				(39)	(39)														(12)	(12)
(-) Gains related to financial instruments	($	)		(10)	(6)	(2)	(18)
(+) Closure and restructuring costs	($	)	2	2	2	7	13						1				1
(+) Impairment of goodwill and property, plant and equipment	($	)				92	92									4	4
(=) Operating Income Before Items	($	)	80	90	143	104	417	4	2	6	1	13	(3)	(20)	(13)	(22)	(58)		(5)	(3)	(5)	(13)

Reconciliation of “Operating Income Before Items” to “EBITDA Before Items”
Operating Income Before Items	($	)	80	90	143	104	417	4	2	6	1	13	(3)	(20)	(13)	(22)	(58)		(5)	(3)	(5)	(13)
(+) Depreciation and amortization	($	)	72	126	122	124	444	1			1	2	5	6	6	8	25
(=) EBITDA Before Items	($	)	152	216	265	228	861	5	2	6	2	15	2	(14)	(7)	(14)	(33)		(5)	(3)	(5)	(13)

“Operating Income Before Items” and “EBITDA Before Items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss), or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

12/12